Exhibit 10.1

EXCHANGE AGREEMENT

This EXCHANGE AGREEMENT (the “Agreement”), dated as of February 3, 2023 (the “Closing Date”), is made by and between LiveOne, Inc., a Delaware corporation (the “Company”), and the holder of the Note (as defined below) signatory hereto (the “Holder”). All capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Certificate of Designation (as defined below).

WHEREAS, on September 15, 2020, the Company issued to Holder that certain 8.5% Senior Secured Convertible Note (the “Note”), in the aggregate amount of $4,496,035, pursuant to the terms of the Securities Purchase Agreement, dated as of July 2, 2020 (the “SPA”), as amended on July 30, 2020, entered into between the Company and No Street Capital LLC, a Delaware limited liability company, which Note and SPA were further amended on June 3, 2021 and July 6, 2022 (the Note, the SPA, such amendments and all documents and agreements entered into in connection therewith are collectively referred to herein as the “Transaction Documents”);

WHEREAS, the Company has authorized a new series of preferred stock designated as Series A Perpetual Convertible Preferred Stock, $0.001 par value per share, the terms of which are set forth in the Certificate of Designation of Preferences, Rights and Limitations of Series A Perpetual Convertible Preferred Stock (the “Certificate of Designation”), in the form attached hereto as Exhibit A (together with any convertible preferred shares issued in replacement thereof in accordance with the terms thereof, the “Series A Preferred Stock”), which Series A Preferred Stock shall be convertible into shares (the “Conversion Shares”) of the Company’s common stock, $0.001 par value per share (the “Common Stock”), in accordance with the terms of the Certificate of Designation; and

WHEREAS, subject to the terms and conditions set forth in this Agreement, the Company desires to exchange with the Holder, and the Holder desires to exchange with the Company, the Note for Series A Preferred Stock and such other consideration as provided herein.

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company and Holder agree as follows:

1. Terms of the Exchange. The Company and the Holder agree that the Holder will exchange the Note, and will relinquish any and all rights the Holder may have under the Note and the Transaction Documents in exchange for 4,496 shares of the Series A Preferred Stock (the “Exchange Shares” and collectively with the Conversion Shares and the Additional Shares (as defined below), the “Securities”).

2. Closing. Upon satisfaction of the conditions set forth herein, on the Closing Date, the closing (the “Closing”) of the transactions contemplated under this Agreement, the Certificate of Designation and the Side Letter (as defined below) (collectively, the “Transactions”) shall occur at the principal offices of the Company, or such other location as the parties shall mutually agree. At Closing, Holder shall deliver a copy of the Note to the Company and the Company shall deliver to such Holder a certificate or other evidence representing the Exchange Shares, in the name(s) and amount(s) as requested by the Holder. To the extent that the original Note is not surrendered by the Holder to the Company or its counsel at Closing, the Holder shall deliver the original Note to the Company promptly after the Closing Date, and in any event within twenty (20) calendar day thereafter.

3. Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the Transactions.

4. Representations and Warranties of the Holder. The Holder represents and warrants, as of the date hereof and as of the closing, to the Company as  follows:

(a) Authorization; Enforcement. The Holder has the requisite power and authority to enter into and to consummate the Transactions and otherwise to carry out its obligations hereunder and the Certificate of Designation and the Side Letter (collectively, the “Exchange Documents”). The execution and delivery of this Agreement and the Side Letter by the Holder and the consummation by it of the Transactions have been duly authorized by all necessary action on the part of the Holder and no further action is required by the Holder. The Exchange Documents have been (or upon delivery will have been) duly executed by the Holder (to the extent the Holder is a signatory thereto) and, when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of the Holder enforceable against the Holder in accordance with their terms, except: (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(b) No Legal, Tax or Investment Advice. The Holder understands that nothing in the Exchange Documents or any other materials presented to such Person in connection with the exchange for the Note and/or the issuance of the Exchange Shares, the Conversion Shares and/or the Additional Shares constitutes legal, tax or investment advice. Such Person has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its exchange of the Note for the Exchange Shares and the issuance of the Conversion Shares and/or the Additional Shares. Such Person acknowledges that it has not relied on any representation or warranty from the Company or any other Person in making its investment or decision to invest in the Company, except as expressly set forth in this Agreement and not on any statements or representations of the Company or any of its agents, written or oral. The Holder understands that it (and not the Company) shall be responsible for its own tax liability that may arise as a result of this investment or the Transactions. “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity and any governmental entity or any department or agency thereof.

(c) Regarding Holder. Holder is an “accredited investor”, as such term is defined in Rule 501(a) of Regulation D promulgated by the United States Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), is experienced in investments and business matters, has made investments of a speculative nature and has purchased securities of companies in private placements in the past and, with its representatives, has such knowledge and experience in financial, tax and other business matters as to enable the Holder to utilize the information made available by the Company to evaluate the merits and risks of and to make an informed investment decision with respect to the proposed purchase, which represents a speculative investment. Holder has the authority and is duly and legally qualified to purchase and own the Exchange Shares. Holder is able to bear the risk of such investment for an indefinite period and to afford a complete loss thereof.

(d) Legend. The Holder understands that Exchange Shares have been issued (or will be issued in the case of the other Securities) pursuant to an exemption from registration or qualification under the Securities Act and applicable state securities laws, and except as set forth below, the Securities shall bear any legend as required by the “blue sky” laws of any state and a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of such stock certificates):

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL TO THE HOLDER (IF REQUESTED BY THE COMPANY), WHICH COUNSEL AND OPINION ARE SATISFACTORY TO THE COMPANY, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD OR ELIGIBLE TO BE SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT.

(e) Removal of Legends. Certificates evidencing the Conversion Shares and/or the Additional Shares shall not be required to contain the legend set forth in Section 4(d) above or any other legend (i) while a registration statement covering the resale of such Conversion Shares and/or the Additional Shares, as applicable, is effective under the Securities Act, (ii) following any sale of such Conversion Shares and/or the Additional Shares, as applicable, pursuant to Rule 144 (as defined herein) (assuming the transferor is not an affiliate of the Company), (iii) if such Conversion Shares and/or the Additional Shares, as applicable, are eligible to be sold, assigned or transferred under Rule 144 and the subscriber is not an affiliate of the Company (provided that the Holder provides the Company with reasonable assurances that such Conversion Shares and/or the Additional Shares, as applicable, are eligible for sale, assignment or transfer under Rule 144 which shall be accompanied by an opinion of the Holder’s counsel as required above), (iv) in connection with a sale, assignment or other transfer (other than under Rule 144), provided that the Holder provides the Company with an opinion of counsel to the Holder, which counsel and opinion are satisfactory to the Company, in a generally acceptable form, to the effect that such sale, assignment  or transfer of such Conversion Shares and/or the Additional Shares, as applicable, may be made without registration under the applicable requirements of the Securities Act or (v) if such legend is not required under applicable requirements of the Securities Act (including, without limitation, controlling judicial interpretations and pronouncements issued by the SEC). If a legend is not required pursuant to the foregoing, the Company shall no later than three (3) business days following the delivery by the Holder to the Company or the transfer agent (with notice to the Company) of a legended certificate representing the Exchange Shares and/or such Conversion Shares and/or the Additional Shares, as applicable (endorsed or with stock powers attached, signatures guaranteed, and otherwise in form necessary to affect the reissuance and/or transfer, if applicable), together with any other deliveries from the Holder as may be  reasonably required by the Company and/or its transfer agent, as directed by the Holder, either: (A) provided that the Company’s transfer agent is participating in the DTC Fast Automated Securities Transfer Program and such securities are Conversion Shares, credit the aggregate number of shares of Common Stock to which the Holder shall be entitled to the Holder’s or its designee’s balance account with DTC through its Deposit/Withdrawal at Custodian system or (B) if the Company’s transfer agent is not participating in the DTC Fast Automated Securities Transfer Program, issue and deliver (via reputable overnight courier) to the Holder, a certificate representing such Conversion Shares and/or the Additional Shares, as applicable, that is free from all restrictive and other legends, registered in the name of  the Holder or its designee. The Company shall be responsible for any transfer agent fees or DTC fees with respect to any issuance of Exchange Shares and the removal of any legends with respect to any Exchange Shares and/or such Conversion Shares and/or the Additional Shares, as applicable, in accordance herewith, including, but not limited to, fees for the opinions of counsel rendered to the transfer agent in connection with the removal of any legends.

(f) Securities. The Holder understands that: (i) none of the Securities have been and are not being registered under the Securities Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (A) subsequently registered thereunder, (B) the Holder shall have delivered to the Company (if requested by the Company) an opinion of counsel to the Holder, which counsel and opinion are satisfactory to the Company, to the effect that such Securities, as applicable, to be sold, assigned or transferred may be sold, assigned or transferred pursuant to an exemption from such registration, or (C) the Holder provides the Company with reasonable assurance that such Securities, as applicable, can be sold, assigned or transferred pursuant to Rule 144 or Rule 144A promulgated under the Securities Act (or a successor rule thereto) (collectively, “Rule 144”); and (ii) any sale of the Securities, as applicable, made in reliance on Rule 144 may be made only in accordance with the terms of Rule 144, and further, if Rule 144 is not applicable, any resale of the Securities, as applicable, under circumstances in which the seller (or the Person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the Securities Act) may require compliance with some other exemption under the Securities Act or the rules and regulations of the SEC promulgated thereunder.

5.  Representations and Warranties of the Company. The Company hereby makes the following representations and warranties to the Holder:

(a) Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by the Exchange Documents and each of the other agreements entered into by the parties hereto in connection with the Transactions and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of the Exchange Documents by the Company and the consummation by it of the Transactions have been duly authorized by all necessary action on the part of the Company and the Company’s shareholders, in accordance with the rules of The NASDAQ Capital Market, if required, and no further action is required by the Company or the Board of Directors of the Company in connection therewith. The Exchange Documents have been (or upon delivery will have been) duly executed by the Company and, when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except: (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(b) Organization and Qualification. The Company is an entity duly organized and validly existing and in good standing under the laws of the State of Delaware, and has the requisite power and authorization to own their properties and to carry on its business as now being conducted and as presently proposed to be conducted. The Company is duly qualified as a foreign entity to do business and is in good standing in every jurisdiction in which its ownership of property or the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect. As used in this Agreement, “Material Adverse Effect” means any material adverse effect on (i) the results of operations, assets, business, or financial condition of the Company and its subsidiaries, taken as a whole, (ii) the transactions contemplated hereby or in any of the other Exchange Documents or (iii) the authority or ability of the Company to perform any of its obligations under any of the Exchange Documents.

(c) No Conflict. The execution, delivery and performance by the Company of this Agreement and the other Exchange Documents to which it is a party, the issuance and sale of the Securities and the consummation by it of the Transactions do not and will not: (i) conflict with or violate any provision of the Company’s certificate of incorporation, bylaws or other organizational or charter documents, (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any lien, charge or other encumbrance (other than pursuant to the Transaction Documents) upon any of the properties or assets of the Company or any of its subsidiaries, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company or its subsidiaries debt or otherwise) or other understanding to which the Company or any subsidiary is a party or by which any property or asset of the Company or any subsidiary is bound or affected, or (iii) subject to the receipt of the Required Approvals (as defined below), conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or any governmental authority to which the Company or any of its subsidiaries is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company or any of its subsidiaries is bound or affected; except in the case of each of clauses (ii) and (iii), such as would not have or reasonably be expected to result in a Material Adverse Effect.

(d) No Consents. The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other foreign, federal, state, local or other governmental authority in connection with the execution, delivery and performance by the Company of the Exchange Documents, other than: (i) the notice and/or application(s) to the Principal Market for the issuance of the Conversion Shares and the Additional Shares, (ii) the filing of the Form D with the Commission, (iii) the filing contemplated by Section 7(l) and (iv) consent of East West Bank to the Transactions (collectively, the “Required Approvals”).

(e) Securities Law Exemptions. Assuming the accuracy of the representations and warranties of the Holder contained herein, the offer and issuance by the Company of the Exchange Shares is exempt from registration under the Securities Act. The Company covenants and represents to the Holder that neither the Company nor any of its Subsidiaries has received, anticipates receiving, has any agreement to receive or has been given any promise to receive any consideration from the Holder or any other Person in connection with the Transactions.

(f) Issuance of Securities. The issuance of the Exchange Shares and the Additional Shares is duly authorized and upon issuance in accordance with the terms of the Exchange Documents shall be validly issued, fully paid and non-assessable and free from all preemptive or similar rights, taxes, liens, charges and other encumbrances with respect to the issue thereof. Upon issuance or conversion in accordance with the Certificate of Designation, the Conversion Shares, when issued, will be validly issued, fully paid and nonassessable and free from all preemptive or similar rights, taxes, liens, charges and other encumbrances with respect to the issue thereof, with the holders being entitled to all rights accorded to a holder of Common Stock.

(g) Shell Company Status. The Company is not an issuer identified in Rule 144(i)(1) of the Securities Act. The Company is, and has been for a period of at least 90 days, subject to the reporting requirements of Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

(h) SPA Representations. The Company represents and warrants that all representations and warranties set forth in Section 3.1 of the SPA, which are hereby incorporated by reference, are true and correct on and as of the Closing as if fully restated herein, except for the representations and warranties as modified above in this Section 5 or those set forth in Sections 3.1(a). 3.1(g), 3.1(i), 3.1(q), 3.1(v), and 3.1(ee) of the SPA, which are amended and restated as follows. Notwithstanding anything to the contrary herein, capitalized terms used but not defined in this Section 5(h) shall have the meanings ascribed to such terms in the SPA.

(i) Subsidiaries. All of the direct and indirect Subsidiaries of the Company are set forth on Schedule 5(h)(i). The Company owns, directly or indirectly, all of the Equity Interests of each Subsidiary free and clear of any Liens (other than Permitted Liens or as set forth on Schedule 5(h)(i)), options or warrants, and all of the issued and outstanding Equity Interests of each Subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights to subscribe for or purchase securities. “Senior Lender” means East West Bank and its assigns.

(ii) Capitalization. The capitalization of the Company is as set forth on Schedule 5(h)(ii). The Company has not issued any capital stock since its most recently issued SEC Reports, other than as set forth on Schedule 5(h)(ii) pursuant to the exercise of employee stock options under the Company’s stock incentive plans, the issuance of shares of Common Stock to employees or consultants pursuant to the Company’s stock incentive plans or in the ordinary course of business and pursuant to the conversion and/or exercise of Common Stock Equivalents outstanding as of the date of the most recently filed periodic report under the Exchange Act. No Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by the Exchange Documents. Except as set forth in the SEC Reports or in the Exchange Documents, there are no outstanding options, warrants, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exercisable or exchangeable for, or giving any Person any right to subscribe for or acquire any shares of Common Stock, or contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to issue additional shares of Common Stock or Common Stock Equivalents. Except as set forth on Schedule 5(h)(ii) or in the Transaction Documents, the issuance and sale of the Securities will not obligate the Company to issue shares of Common Stock or other securities to any Person (other than the Purchaser) and will not result in a right of any holder of Company securities to adjust the exercise, conversion, exchange or reset price under any of such securities. Except as set forth on Schedule 5(h)(ii), there are no outstanding securities or instruments of the Company or any Subsidiary with any provision that adjusts the exercise, conversion, exchange or reset price of such security or instrument upon an issuance of securities by the Company or any Subsidiary, and there are no outstanding securities or instruments of the Company or any Subsidiary that contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to redeem a security of the Company or such Subsidiary. The Company does not have any stock appreciation rights or “phantom stock” plans or agreements or any similar plan or agreement. All of the outstanding shares of capital stock of the Company are duly authorized, validly issued, fully paid and non-assessable, have been issued in compliance with all applicable foreign, federal and state securities laws, and none of such outstanding shares was issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities. No further approval or authorization of any stockholder, the Board of Directors or others is required for the issuance and sale of the Securities. There are no stockholders agreements, voting agreements or other similar agreements with respect to the Company’s capital stock to which the Company is a party or, to the knowledge of the Company, between or among any of the Company’s stockholders.

(iii) Material Changes; Undisclosed Events, Liabilities or Developments. Since the date of the latest financial statements included within the SEC Reports, except as specifically disclosed in a subsequent SEC Report filed prior to the date hereof: (i) there has been no event, occurrence or development that has had or that would reasonably be expected to result in a Material Adverse Effect, (ii) neither the Company nor any Subsidiary has incurred any liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice, and (B) liabilities not required to be reflected in the Company’s financial statements pursuant to GAAP or disclosed in filings made with the Commission, (iii) the Company has not altered its method of accounting, (iv) the Company has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock, and (v) the Company has not issued any equity securities to any officer, director or Affiliate, except pursuant to existing Company equity incentive plans. The Company does not have pending before the Commission any request for confidential treatment of information. Except for the issuance of the Securities contemplated by this Agreement or as set forth on Schedule 5(h)(iii), to the knowledge of the Company, no event, liability, fact, circumstance, occurrence or development has occurred or exists or is reasonably expected to occur or exist with respect to the Company or its Subsidiaries or their respective businesses, properties, operations, assets or financial condition, that would be required to be disclosed by the Company under applicable securities laws at the time this representation is made or deemed made that has not been publicly disclosed at least one (1) Trading Day prior to the date that this representation is made.

(iv) Registration Rights. Except as described in the SEC Reports or as contemplated by the Exchange Documents, no Person has any right to cause the Company or any Subsidiary to effect the registration under the Securities Act of any securities of the Company or any Subsidiary.

(v) Solvency; Seniority. Based on the consolidated financial condition of the Company as of the Closing Date, after giving effect to the Transactions: (i) the fair saleable value of the Company’s tangible assets exceeds the amount that will be required to be paid on or in respect of the Company’s existing debts and other liabilities (including known contingent liabilities) as they mature, (ii) the Company’s assets do not constitute unreasonably small capital to carry on its business as now conducted and as proposed to be conducted including its capital needs taking into account the particular capital requirements of the business conducted by the Company, consolidated and projected capital requirements and capital availability thereof, and (iii) the current cash flow of the Company, together with the proceeds the Company would receive, were it to liquidate all of its assets, after taking into account all anticipated uses of the cash, would be sufficient to pay all amounts on or in respect of its liabilities when such amounts are required to be paid. The Company does not intend to incur debts beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash to be payable on or in respect of its debt). Except as set forth on Schedule 5(h)(v), the Company has no knowledge of any facts or circumstances, which lead it to believe that it will file for reorganization or liquidation under the bankruptcy or reorganization laws of any jurisdiction within one year from the Closing Date. Schedule 5(h)(v)sets forth as of the date hereof all outstanding secured and unsecured Indebtedness of the Company or any Subsidiary, or for which the Company or any Subsidiary has commitments. As of the Closing Date and giving effect to the consummation of the Transactions, other than Indebtedness with the Senior Lender and as set forth on Schedule 5(h)(v), no Indebtedness or other claim against the Company is senior to the Series A Preferred Stock in right of payment, whether with respect to dividends or upon liquidation or dissolution, or otherwise.

(vi) Listing and Maintenance Requirements. The Common Stock is registered pursuant to Section 12(b) or 12(g) of the Exchange Act, and the Company has taken no action designed to, or which to its knowledge is likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act nor has the Company received any notification that the Commission is contemplating terminating such registration. Except as set forth in the SEC Reports, the Company has not, in the twelve (12) months preceding the date hereof, received notice from the Principal Market to the effect that the Company is not in compliance with the listing or maintenance requirements of the Principal Market. Except as set forth in the SEC Reports, the Company is, and has no reason to believe that it will not in the foreseeable future continue to be, in compliance with all such listing and maintenance requirements. The Common Stock is currently eligible for electronic transfer through the Depository Trust Company and the Company is current in payment of the fees to the Depository Trust Company in connection with such electronic transfer.

6. Other Conditions to Closing; Covenants:

(a) Issuance of Shares. In consideration of the Holder (i) agreeing to the terms of this Agreement and the Holder’s willingness to forego certain rights previously agreed by the parties, the Company shall issue 179,841 shares of Common Stock to Holder (the “First Additional Shares”), and (ii) agreeing to extend the payment date of the quarterly interest payment due to Holder under the Note for the fiscal quarters ended September 30, 2022 and December 31, 2022, until January 25, 2023, the Company shall issue 7,493 shares of Common Stock to Holder (the “Second Additional Shares” and together with the First Additional Shares, the “Additional Shares”). The issuance of the First Additional Shares shall be conditioned on the closing of the Transactions, and the Additional Shares shall be issued within three (3) business days after the Closing Date. In addition, the Company shall cause PC1 to issue 48,658 shares of PC1’s common stock to the Holder within three (3) business days after the completion of the issuance, if any, of the shares of PC1’s common stock being issued as a dividend to LiveOne’s stockholders of record as of the record date of January 16, 2023 (or such other record date as LiveOne shall determine).

(b) Trinad Capital. Effective as of the Closing Date and the closing of the Transactions, Trinad Capital Master Fund Ltd. (“Trinad Capital”) shall have agreed to convert all of its outstanding promissory notes payable into shares of Series A Preferred Stock on the same terms as set forth in the Exchange Documents, except for such terms as are applicable to Trinad Capital. The amount and description of the Company’s outstanding promissory notes payable to Trinad Capital is as set forth in the SEC Reports (as defined in the SPA), which constitutes all of the outstanding promissory notes payable by the Company to Trinad Capital.

(c) Ellin Agreement. Effective as of the Closing Date and the closing of the Transactions, Robert S. Ellin, the Company’s Chief Executive Officer and Chairman, shall have entered into the letter agreement, in the form attached hereto as Exhibit B (the “Ellin Letter Agreement”).

(d) Release. (i) The Holder hereby (y) acknowledges and agrees that the issuance of the Exchange Shares as provided herein will constitute payment in full of all of the indebtedness, liabilities and other obligations of the Company and its subsidiaries under the Note and all other agreements and documents entered into by the parties in connection therewith (including, without limitation, the Transaction Documents, as defined in the SPA), except for the Exchange Documents, and (z) agrees that, upon such receipt by the Holder of the Exchange Shares and the Additional Shares: (A) all security interests, encumbrances and other liens (including, without limitation, liens granted pursuant to the Note, Security Agreement or any other Transaction Document) which the Company and/or any of its subsidiaries may have granted to the Holder and/or its secured parties, on or against the Company’s and/or any of its subsidiaries’ collateral shall be automatically released and terminated and the Note, the Security Agreement (as defined in the SPA) and any other Transaction Document) shall automatically terminate; (B) all Subsidiary Guarantees (as defined in the SPA) which any of the Company’s subsidiaries or other persons may have issued to the Holder and/or their secured parties in connection with the Note shall be automatically released and terminated and all of the existing documents supporting such guarantees shall automatically terminate; (C) at the request of the Company and solely at the expense of the Company, the Holder shall promptly take such commercially reasonable actions necessary or appropriate to further effect and evidence the foregoing; and (D) the Company and its attorneys shall be, and hereby are, authorized, without any further authorization or consent of the Holder and/or its secured parties, to (i) terminate any Deposit Control Account Agreement or similar agreements established by the Company or any subsidiaries of the Company for the benefit of the Holder and/or its secured parties, and (ii) file termination statements with respect to all Uniform Commercial Code financing statements filed by or for the benefit of the Holder and/or its secured parties against the Company or any subsidiaries of the Company.

(ii) The Company and each of its subsidiaries (the “Company Parties” and each a “Company Party”) hereby acknowledge that as of the date hereof no Company Party has any defense, counterclaim, offset, cross-complaint, claim or demand of any kind or nature whatsoever that can be asserted to reduce or eliminate all or any part of its liability to issue the Securities or to seek affirmative relief or damages of any kind or nature from the Holder, or any of its respective affiliates, directors, officers, agents, employees or attorneys under the Exchange Documents.

(iii) Except for such party’s obligation under the Exchange Documents, for good and valuable consideration, each party hereto for itself, its subsidiaries and their respective successors, assigns, officers, directors, employees, limited partners, general partners, investors, attorneys, subsidiaries, shareholders, trustees, advisors, agents, representatives and other professionals, and any person acting for or on behalf of, or claiming through such party or persons (collectively, the “Representatives”) hereby voluntarily and knowingly releases and forever discharges the other party hereto, its affiliates and each of their respective Representatives from all possible claims, counterclaims, demands, actions, causes of action, damages, costs, expenses, and liabilities whatsoever, known or unknown, anticipated or unanticipated, suspected or unsuspected, fixed, contingent, or conditional, at law or in equity, that such releasing party may now or hereafter have against the other party hereto, its affiliates and/or any of their respective Representatives in connection with or related to the Note and the other Transaction Documents, and irrespective of whether any such claims arise out of contract, tort, violation of law or regulations, or otherwise. Each releasing party hereby covenants and agrees never to institute any action or suit at law or in equity, nor institute, prosecute, or in any way aid in the institution or prosecution of any claim, counterclaim, action or cause of action, rights to recover debts or demands of any nature against the other party hereto, its affiliates and their respective Representatives arising out of or related to the Note and the other Transaction Documents, including, without limitation, any of such person’s actions, omissions, statements, requests or demands in administering, enforcing, monitoring, collecting or attempting to collect the obligations, except for such party’s rights to enforce the terms of this Agreement and the other Exchange Documents.

Each party hereto, on behalf of itself and its affiliates and their respective Representatives, waives and relinquishes any and all rights and benefits under the terms of Section 1542 of the California Civil Code, which provides as follows:

“A general release does not extend to claims that the creditor or releasing party does not know or suspect to exist in his or her favor at the time of executing the release and that, if known by him or her, would have materially affected his or her settlement with the debtor or released party.”

7. Other Agreements of the Parties.

(a) PC1 Ownership. The Company shall, at any time that any of the shares of Series A Preferred Stock issued to Harvest Small Cap Partners, L.P. and/or Harvest Small Cap Partners Master, Ltd. are outstanding, directly or through its 100% owned subsidiary LiveXLive PodcastOne, Inc., a Delaware corporation, own no less than 66% of the total equity and voting rights of Courtside Group, Inc. (dba PodcastOne), a Delaware corporation (“PC1”), and all classes of PC1 securities on a fully diluted basis, assuming all PC1 shares issuable upon conversion or exercise of any securities or options outstanding at any time, unless otherwise approved in advance in writing by the Majority Holders.

(b) Share Offerings Limitation. The Company shall, at any time that any of the shares of Series A Preferred Stock issued to Harvest Small Cap Partners, L.P. and/or Harvest Small Cap Partners Master, Ltd. are outstanding, not issue shares of Common Stock or Common Stock Equivalents with a conversion price less than $2.10 per share (subject to adjustment with respect to any splits, consolidations, recapitalizations, combinations or other similar transactions affecting the Company’s capital stock), without Majority Holders’ prior written consent; except for any issuances in any fiscal year (i) (x) of shares, stock options or warrants to the Company’s and/or its subsidiaries’ employees, officers, directors, talent, business partners, consultants, advisors and/or service providers, (y) pursuant to any existing or future equity incentive plan(s) or compensation plans of the Company, and (z) of shares and/or warrants in connection with any non-convertible debt financing(s) of the Company and/or its subsidiaries (collectively, the “Excluded Issuances”), provided, that the Excluded Issuances during each fiscal year of the Company commencing after the Closing Date (for clarification, the period from the Closing Date until March 31, 2023 (inclusive) shall be considered the Company’s 2023 fiscal year) shall not equal or exceed 5% of the Common Stock then outstanding on a fully diluted basis, and (ii) in connection with any merger, acquisition or other business combinations of the Company and/or any of its subsidiaries with any unaffiliated third party. For the avoidance of doubt, if Excluded Issuances in any fiscal year do not equal or exceed 5% then outstanding on a fully diluted basis, the balance shall not be carried over to the following year.

(c) Subsidiary Ownership. The Company shall, at any time that any of the shares of Series A Preferred Stock issued to Harvest Small Cap Partners, L.P. and/or Harvest Small Cap Partners Master, Ltd. are outstanding, directly own no less than 66% of the total equity and voting rights of any and all classes of securities of each of Slacker, Inc., a Delaware corporation, PPV One, Inc., a Delaware corporation, or LiveXLive Events, LLC, a Delaware limited liability company, in each case on a fully diluted basis assuming all such company’s shares issuable upon conversion or exercise of any securities or options outstanding at any time, unless otherwise approved in advance in writing by the Majority Holders.

(d) Consent to Financing. The Company shall, at any time that any of the shares of Series A Preferred Stock issued to Harvest Small Cap Partners, L.P. and/or Harvest Small Cap Partners Master, Ltd. are outstanding, not raise more than an aggregate of $20,000,000 of capital in one or more offerings, including without limitation, one or more equity or debt offerings or a combination thereof, on an accumulated basis commencing after the Closing Date, without the prior written approval of the Majority Holders; provided, that such approval shall not be required for any equity financing of the Company at a price of $2.25 per share or above (subject to adjustment with respect to any splits, consolidations, recapitalizations, combinations or other similar transactions affecting the Company’s capital stock).

(e) Asset Dispositions. If after the Closing Date, at any time that any of the shares of Series A Preferred Stock issued to Harvest Small Cap Partners, L.P. and/or Harvest Small Cap Partners Master, Ltd. are outstanding, the Company distributes any of its assets or any shares of Common Stock or Common Stock Equivalents of any of its subsidiaries pro rata to the record holders of any class of shares of Common Stock, the Company shall calculate and distribute to Holder its pro rata portion of any such distribution (calculated on an as-converted basis with respect to the then outstanding Exchange Shares) concurrently with the distribution to the then record holders of any class of Company Common Stock.

(f) Holder’s Rights. A breach by the Company of any of Sections 7(a)-(e) (inclusive) of this Agreement, any of Sections (a) or (b) of the Ellin Letter Agreement, or Sections 3 or 8(b) of the Certificate of Designation (each, a “Protective Provision”) shall trigger the following: at any time that any of the shares of Series A Preferred Stock issued to Harvest Small Cap Partners, L.P. and/or Harvest Small Cap Partners Master, Ltd. are outstanding upon (i) an uncured breach of any Protective Provision, or (ii) any uncured default of payment of any Interest or other dividend to Holder required by the Certificate of Designation, and such uncured breach is ongoing, the Company shall issue to Holder 11,989 shares of its Common Stock (the “Default Shares”) for each five (5) Trading Days (or pro rata thereof) that such breach or default is ongoing commencing on the date that such breach or default occurred; provided, that such number of shares shall be pro rata decreased for any conversion of Holder’s Exchange Shares into Common Stock; provided, further, that for any period during which two or more breaches or defaults are simultaneously occurring, Holder shall be entitled to receive the applicable amount of Default Shares for only one such breach or default so as to avoid the double issuance of Default Shares for the same default or breach period. The Company shall have the right to cure any such breach or default within three (3) business days without triggering the issuance of the Default Shares. “Trading Day” means a day on which the Principal Market is open for trading.

(g) Listing.  The Company shall use reasonable best efforts to promptly secure the listing of all of the Conversion Shares and the Additional Shares on the Nasdaq Capital Market.

(h) Registration Statement. On or prior to the date that is forty-five (45) days after the consummation of any Qualified Offering and in any event no later than July 15, 2023, the Company shall prepare and file with the SEC a Registration Statement on Form S-3 (or such other form as applicable) covering the resale under the Securities Act of all the Conversion Shares and the Additional Shares issued to the Holder and Harvest Small Cap Partners Master, Ltd. for an offering to be made on a continuous basis pursuant to Rule 415 (the “Registration Statement”). The Company shall use its commercially reasonable best efforts to cause the Registration Statement to be declared effective promptly thereafter on or before sixty (60) days after the filing of the Registration Statement (or if the SEC issues any comments with respect to the Registration Statement, on or before one hundred twenty (120) days after the filing of the Registration Statement).

(i) Information Rights. Until the time that no shares of Series A Preferred Stock issued to Holder in connection with the transactions contemplated hereby remain outstanding, (i) the Company shall maintain the registration of the Common Stock under Section 12(b) or 12(g) of the Exchange Act and to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the Exchange Act even if the Company is not then subject to the reporting requirements of the Exchange Act and to otherwise cause all public information requirements of Rule 144(c), and, if applicable, all information requirements of Rule 144(i) to be satisfied, and (ii) neither the Company nor any of its subsidiaries shall take any action which could be reasonably expected to result in the delisting or suspension of the Common Stock from the Principal Market. “Principal Market” means the Nasdaq Capital Market or such other Trading Market where the Common Stock is then listed or quoted. “Trading Market” means any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the NYSE American, the Nasdaq Global Market, the Nasdaq Global Select Market, the New York Stock Exchange or the Principal Market (or any successors to any of the foregoing).

(j) No Board Representation. The Holder shall not be entitled to (i) elect a member of the Board of Directors or (ii) access to any material nonpublic information.

(k) Holder Cooperation Related to Note Shares and Informational Requirements. The Holder will reasonably cooperate with the Company in connection with the issuance of the Conversion Shares and the Additional Shares through the book-entry facilities of The Depository Trust Company, if and when such shares are eligible to be issued through the book-entry facilities of The Depository Trust Company. The Holder shall provide the Company and its transfer agent and legal counsel a customary Rule 144 representation letter and such documents as the Company and its transfer agent and/or legal counsel shall reasonably request and cause its broker or custodian to provide a customary broker or custodian Rule 144 representation letter. Holder agrees that it will not effect any resale of the Conversion Shares and the Additional Shares unless (i) such resale is pursuant to an effective registration statement under the Securities Act, (ii) the Company is then in compliance with the informational requirements of Rule 144(c), if applicable, and the requirements of Rule 144(i)(2) or (iii) such Holder provides to the Company an opinion of its counsel, which opinion and counsel are reasonably acceptable to the Company, that such sale is otherwise permissible in accordance with Section 4(a)(1) of the Securities Act. Upon request by any Holder, the Company will promptly confirm (as promptly as practicable after the Holder’s request if such request is made between the Open of Business and the Close of Business on a Business Day) whether or not such informational and other requirements are satisfied, and the Holder will be entitled to rely on such confirmation. In addition, the Holder shall cause its broker to provide an undertaking from such broker that prior to executing any sale of the Conversion Shares and/or the Additional Shares on behalf of the Holder, such broker will confirm the Company has filed with the Commission the Annual Report on Form 10-K and Quarterly Reports on Form 10-Q required to be filed under Section 13 or 15(d) of the Exchange Act within the preceding 12 months (a “Broker Undertaking”). The Broker Undertaking shall further provide that no sales of any Conversion Shares or Additional Shares shall be made by such broker if the Holder has received a Company Non-Compliance Notice (as defined below). Notwithstanding the foregoing, the Company shall promptly notify the Holder in the event the Company is not in compliance with the informational requirements of Rule 144(c) (until such time as those requirements cease to apply under Rule 144(b)(1)) or the requirements of Rule 144(i)(2) (a “Company Non-Compliance Notice”).

(l) Securities Laws Disclosure; Publicity.

(i) Holder shall be deemed to be in possession of material non-public information regarding the transactions contemplated by the Exchange Documents. The Company shall promptly after the Closing Date (or in any case, by no later than 5:30 p.m. (local time in New York, New York) on or before the fourth Trading Day immediately following the Closing Date, file with the Commission a Current Report on Form 8-K disclosing all of the material terms of the Exchange Documents and this Agreement and the Certificate of Designation as exhibits thereto (the “Current Report”). Upon the filing of such Current Report, the Company represents to the Holder that it shall have publicly disclosed all “material, non-public information” made available to the Holder by the Company or any of its subsidiaries, or any of their respective officers, directors, employees or agents; provided that in the event that the Company does not make the disclosures set forth in this Section, the Holder is authorized to make any such disclosures deemed reasonably necessary by the Holder to ensure that any such information is no longer deemed material non-public information and such disclosure by the Holder shall not be a breach of any of Holder’s confidentiality obligations to the Company. The Company and the Holder shall consult with each other in issuing any other public announcements or press releases with respect to the transactions contemplated hereby, and neither the Company nor the Holder shall issue any such public announcement or press release nor otherwise make any such public statement or communication without the prior consent of the Company, with respect to any disclosure of the Holder, or without the prior consent of the Holder, with respect to any disclosure of the Company, which consent shall not unreasonably be withheld or delayed, except if such disclosure is required by law, then the disclosing party shall, to the extent lawful and practicable (having regard to time and in the case of the Company, the Company’s continuous disclosure obligations), promptly provide the other party with prior notice of such public announcement, press release, public statement or communication.

(ii) Except with respect to the material terms and conditions of the transactions contemplated by the Exchange Documents and the Transaction Documents, the Company covenants and agrees that neither it, nor any other Person acting on its behalf, has provided prior to the date hereof or will in the future provide Holder or its agents or counsel with any information that the Company believes constitutes material non-public information unless prior thereto Holder shall have entered into a written agreement with the Company regarding the confidentiality and use of such information in the form reasonably acceptable to the Company and Holder. The Company understands and confirms that Holder shall be relying on the foregoing covenant in effecting transactions in securities of the Company. In the event of a breach of the foregoing covenant by the Company, or any of its subsidiaries, or any of its or their respective officers, directors, employees and agents, in addition to any other remedy provided herein or in the Transaction Documents, the Company shall, unless otherwise agreed by Holder, publicly disclose any “material, non-public information” in a Current Report on Form 8-K filed with the Commission within four (4) Trading Days following the date that it discloses such information to Holder or such earlier time as may be required by applicable law.

8.	Miscellaneous.

(a) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns, including without limitation, any beneficial owner of the Securities.

(b) Governing Law; Jurisdiction; Waiver of Jury Trial. All questions concerning the construction, validity, enforcement and interpretation of the Exchange Documents shall be governed by and construed and enforced in accordance with the internal laws of the State of Delaware, without regard to the principles of conflicts of law thereof. Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and any other Exchange Documents (whether brought against a party hereto or its respective affiliates, directors, officers, stockholders, partners, members, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the County of New Castle. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the State of Delaware for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Exchange Documents), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper or is an inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law. IN ANY ACTION, SUIT, OR PROCEEDING IN ANY JURISDICTION BROUGHT BY ANY PARTY AGAINST ANY OTHER PARTY, THE PARTIES EACH KNOWINGLY AND INTENTIONALLY, TO THE GREATEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY ABSOLUTELY, UNCONDITIONALLY, IRREVOCABLY AND EXPRESSLY WAIVES FOREVER TRIAL BY JURY.

(c) Severability. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

(d) Notices. Any notice or communication permitted or required hereunder shall be  in writing and shall be deemed sufficiently given if hand-delivered or sent (i) postage prepaid by registered mail, return receipt requested, (ii) electronic mail or (iii) by facsimile, to the respective parties as set forth below, or to such other address as either party may notify the other in writing.

If to the Company, to:	LiveOne, Inc.
269 S. Beverly Dr., Suite #1450
Beverly Hills, CA 90212

Attention: Robert S. Ellin, CEO

Email: rob@liveone.com

with a copy to (which shall not constitute notice)

Tenia Muhammad at tenia@livone.com and Sasha Ablovatskiy,
Esq. of Foley Shechter Ablovatskiy LLP at
sablovatskiy@foleyshechter.com

If to Holder, to the address set forth on the signature page of the Holder.

(e) Legal Fees and Expenses. The Company agrees to pay, within five (5) business days of the Closing Date, all of Holder’s out-of-pocket legal fees incurred in connection with this Agreement and the Exchange Documents. In addition, in the event of (i) any breach of any Protective Provision, (ii) any default of payment of any Interest or other dividend to Holder, or (iii) any breach of the Company’s obligation to deliver Securities required by the terms of the Exchange Documents, in each case which is not cured within the permitted time period, the Company shall pay all of Holder’s out-of-pocket legal fees incurred in connection therewith. Except as otherwise provided for herein, the parties hereto shall pay their own costs and expenses in connection herewith.

(f) Entire Agreement; Amendments. This Agreement, the Certificate of Designation and the Exchange Documents represent the entire agreement about this subject matter and supersede prior negotiations or agreements. This Agreement may be amended, modified, superseded, cancelled, renewed or extended, and the terms and conditions hereof may be waived, only by a written instrument signed by all parties, or, in the case of a waiver, by the party waiving compliance. Except as expressly stated herein, no delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party of any right, power or privilege hereunder preclude any other or future exercise of any other right, power or privilege hereunder.

(g) Headings. The headings used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

(h) Authorization. Each party represents and warrants to the other party that such first party has full power and authority to enter into this Agreement, and such agreement constitutes its valid and legally binding obligation, enforceable in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited bylaws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(i) Certificate of Designation. Except as set forth herein, the Company hereby ratifies and reaffirms the Certificate of Designation, which shall remain in full force and effect. Except as set forth herein, this Agreement is not a novation and the terms and conditions of this Agreement shall be in addition to and supplemental to all terms and conditions set forth in the Certificate of Designation. In the event of any conflict or inconsistency between this Agreement and the terms of the Certificate of Designation, the terms of this Agreement shall be controlling, but the Certificate of Designation shall not otherwise be affected or the rights therein impaired. The parties agree to take all such further action(s) as may reasonably be necessary to carry out the transactions contemplated hereunder as soon as practicable.

(j) Termination. This Agreement and the obligations of the Company pursuant to this Agreement and the other Exchange Documents shall terminate, without further action by either party hereto, at such time as no shares of Series A Preferred Stock issued to Holder in connection with the transactions contemplated hereby remain outstanding.

(k) Stock Splits. Any shares of the Company’s capital stock or other securities to be issued in connection with the Transactions or as a result of any conversion of the Series A Preferred Stock and any applicable conversion price or number of shares required to be issued hereunder shall be subject to all adjustments in the number of shares of the Company’s capital stock as a result of any splits, consolidations, recapitalizations, combinations or other similar transactions affecting the Company’s capital stock underlying the Series A Preferred Stock.

(l) Execution. This Agreement may be executed in two (2) or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to each other party, it being understood that the parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the day and year first above written.

LIVEONE, INC.

By:	/s/ Robert S. Ellin
Name:	Robert S. Ellin
Title:	CEO & Chairman

HOLDER: Harvest Small Cap Partners, L.P.

By:	/s/ Jeff Osher
Name:	Jeff Osher
Title:	Managing Member

Email address for delivery of Notices: jeff@nostreetcapital.com

Address for delivery of Exchange Shares:

505 Montgomery Street, Suite 1250
San Francisco, California 94111

Exhibit A

Certificate of Designation

[see attached]

Exhibit B

Ellin Letter Agreement

[see attached]

17